EXHIBIT 10.10

                                    AFRO KEN

                                LICENSE AGREEMENT

Agreement dated January 14, 2003, by SAN-X Co., Ltd. (Licensor), No. 2-4, Kanda-Tacho, Chiyoda-Ku, Tokyo 101-0046, Japan and Peak Entertainment Limited (Licensee), Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, DE45 lDL, United Kingdom

Contact: Paula Shorrocks
Tel:     (44 1629) 814555
Fax:     (44 1629) 813539

AFRO KEN is the property of SAN-X Co., Ltd., and it grants and Licensee accepts the right to use copyrighted property AFRO KEN, for marketing, distribution and sale of Licensee's articles: Plush Dolls (over three and half inches in height to include mechanical & electronic feature Plush Dolls) in The British Isles including the Republic of Ireland (Territory) and its possessions during the term January 1, 2003 to December 31, 2004, subject to the terms and conditions stated herein.

Licensor grants Licensee the non-exclusive right to use specific art, graphics and expressions published in the creative work AFRO KEN which is created and owned by SAN-X Co., Ltd. Licensor agrees to provide Licensee with several designs for application on:

for purposes of promotion and sale to retailers throughout the territories.

Licensee agrees to pay Licensor, through its sub-agent Allsorts Media Limited, Tavistock House, 34-36 Bromham Road, Bedford MK40 2QD, United Kingdom, 10% royalties (Based on Gross Sales; allow less normal trade discounts) reported quarterly within 30 days. Licensee will pay Licensor the following advance payments to apply towards the minimum guarantees total royalties of Sterling Pound 10,000 -

         First advance GBP 5,000 due upon signing of Agreement Second advance GBP 5,000 due on December 31, 2004

The Licensor hereby grants the Licensee an option to renew the Agreement for one year with additional advance payable of Sterling Pound 10,000 -

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All ownership, copyright, trademarks, and other rights in the properties and all art-work, copy and literary text shall be in Licensor's name and will bear such copyright and/or trademark notice as Licensor designates.

Any proposed use of the property for product, advertising and promotion shall be subject to prior written approval of Licensor. Licensee agrees to place and ship approved product in the market within ninety (90) days after beginning of term, or license is subject to termination.

Licensor represents and warrants to Licensee that it has the right to license the property in accordance with the terms and conditions of this agreement.

Licensor prohibits any sub-licensing of licensed artwork, copy and sentiments provided to Licensee.

Licensor has ultimate approval rights for product quality, copyright placement and registration marks. Licensee shall submit for approval, from planning to prototype, to finished production, all products bearing licensed works for which approval may be withheld at Licensor's sole discretion. Licensee will provide Licensor, through its sub-agent Allsorts Media Limited, with 10 production units of each design upon final approval. Quality controls by Licensor include inspection of Licensee premises from time-to-time, to determine Licensee's compliance with above.

Licensee agrees to obtain and maintain during license term (at its own expense), product liability insurance in the amount of Sterling Pound 45,000- per occurrence, applicable to any claims, liabilities, damages, costs or expenses arising out of any defects of licensed products. A copy of the insurance certificate will be provided to Licensor within 30 days of the signature of this agreement. Licensee shall be subject to audit of records upon completion of first year's stated term and from time to time thereafter. Licensee agrees that it shall not, during the license term or at any time thereafter, dispute or contest, directly or indirectly, the validity of any of Licensor's copyrights, trademarks, or registrations thereof. In any event of default or breach of agreement, including failure to make a report or payment and after notice (in 14 days) by Licensor, Licensor may terminate this agreement with immediate effect, by written notice to Licensee.

Without Licensor's advance approval, Licensee shall not sell the Licensed Products to Japan or outside the Licensed Territory. If the Licensee does so, the Licensor may terminate this agreement immediately and the Licensee shall be subject to penalty or compensation.

In all cases of bankruptcy, this agreement is to be considered assumed within 60 days or terminated, without further liability to Licensor.

All royalties become due immediately upon termination. Licensee will cease to manufacture, sell, represent or distribute Licensor's products.

Provided signatures of the parties are affixed below. This agreement is to be executed as it reflects the mutual understanding of Licensor and Licensee and is hereby deemed a Japan contract and construed according to the Japan law. Enforcement action of any kind requires prevailing party to recover its reasonable attorney's fees and costs.


         /s/ P. Shorrocks                /s/
         ---------------------           ---------------------
         Signature of Licensee           Signature of Licensor

Date:    27.1.03                         Date:    26/Feb. `03
         ---------------------           ---------------------
         Peak Entertainment Limited               SAN-X Co., Ltd.



         /s/                             /s/
         ---------------------           ---------------------
         Signature of Sub-Agent          Signature of Agent

Date:    7/2/03                          Date:    Feb. 27, 2003
         ---------------------           ---------------------
         Allsorts Media Ltd.             Green Camel Co., Ltd.


         /s/                             /s
         ---------------------           ---------------------/
         Signature of Agent              Signature of Agent


Date:    13 FEB 2003                     Date:    Feb. 25, 2003
         ---------------------           ---------------------
         RM Enterprises (BVI) Ltd.       Ingram Co., Ltd.